EXHIBIT 99.1
STURM, RUGER & CO., INC.
SOUTHPORT, CONNECTICUT 06890 U.S.A.
October 20, 2005
FOR IMMEDIATE RELEASE
Contact:  Mr. Thomas A. Dineen
Treasurer and Chief Financial Officer
Sturm, Ruger & Company, Inc.
(203) 259-7843
STURM, RUGER & COMPANY, INC. SUSPENDS
QUARTERLY DIVIDEND

     SOUTHPORT, CONNECTICUT, October 20 — Sturm, Ruger & Company, Inc. (NYSE: RGR) announced today that its Board of Directors voted to forego a quarterly dividend on the Company’s issued and outstanding shares of common stock in the fourth quarter of 2005.
     “The Company’s present earnings do not support a fourth quarter dividend. Under these circumstances, we felt it fiscally prudent to temporarily suspend the dividend,” commented Chairman William B. Ruger, Jr.
     Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company is the nation’s leading manufacturer of high-quality firearms for recreation and law enforcement, and a major producer of precision steel and titanium investment castings components for consumer industries. Sturm, Ruger is headquartered in Southport, CT, with plants and foundries located in Newport, NH and Prescott, AZ.